Exhibit 5.1

525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax..

October 7, 2015

Meta Financial Group, Inc.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108

Re:	Meta Financial Group, Inc.
Offering of Common Stock Under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meta Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of an aggregate of 606,784 shares of its common stock, par value $0.01 per share (the “Issued Securities”), on September 8, 2015, subject to the terms and conditions of separate Securities Purchase Agreements entered into by the Company, (A) as of June 25, 2015 with Consector Partners Master Fund, LP, entities affiliated with Philadelphia Financial Management of San Francisco, LLC and entities affiliated with Patriot Financial Partners, L.P., (B) as of June 29, 2015 with Hawk Ridge Master Fund LP and (C) as of July 7, 2015, with Fort George Investments, LLC, Nantahala Capital Partners SI, LP, Blackwell Partners LLC Series A, Nantahala Capital Partners II Limited Partnership, Silver Creek CS SAV, L.L.C. and Nantahala Capital Partners Limited Partnership (the foregoing Securities Purchase Agreements being referred to herein, collectively, as the “Purchase Agreements”).  The Company is registering the Issued Securities for resale by the selling stockholders on a delayed or continuous basis on a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES
 NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC
LONDON: KATTEN MUCHIN ROSENMAN UK LLP
A limited liability partnership including professional corporations

Meta Financial Group, Inc.
October 7, 2015

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials, a written certificate of officers of the Company and the representations and warranties of the Company set forth in the Purchase Agreements.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (1) the Registration Statement, (2) the prospectus constituting a part of the Registration Statement, (3) the Purchase Agreements, (4) Officer’s Certificates delivered by the Company pursuant to the Purchase Agreements, (5) Secretary’s Certificates delivered by the Company pursuant to the Purchase Agreements, (6) the Company’s Certificate of Incorporation, as amended and currently in effect, (7) the Company’s Amended and Restated Bylaws, as currently in effect, and (8) records of proceedings and actions of the Company’s Board of Directors relating to the issuance and sale of the Issued Securities under the Purchase Agreements and the authorization of the filing of the Registration Statement.

In connection with this opinion, we have assumed (1) the legal capacity of all natural persons, (2) the accuracy and completeness of all documents and records that we have reviewed, (3) the genuineness of all signatures and due authority of the parties signing such documents, (4) the authenticity of the documents submitted to us as originals and (5) the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery, by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that the Issued Securities are  duly authorized, validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

Meta Financial Group, Inc.
October 7, 2015

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an expert within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP